UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007

MSC - MEDICAL SERVICES COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-132913	59-2997634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11764-1 Marco Beach Drive, Jacksonville, Florida 32224

(Address of principal executive offices and zip code)

(904) 646-0199

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement

On March 6, 2007, MSC – Medical Services Company (the “Company”) was provided with ninety (90) days notice by Liberty Mutual Insurance Company and its affiliates (“Liberty Mutual”) of their intent to terminate that certain Pharmacy Benefit Management Services Agreement (the “Liberty Mutual Agreement”) dated as of April 1, 2003 between the Company and Liberty Mutual. The effective date of the termination of the Liberty Mutual Agreement is June 4, 2007. The Company and Liberty Mutual are also parties to separate agreements for the provision of home health, durable medical equipment, transportation and translation services, all of which continue to be in full force and effect. The products and services provided by the Company pursuant to the Liberty Mutual Agreement generated approximately 13.1% of the Company’s total revenue during 2006 (on an un-audited basis).

SIGNATURES

Pursuant to the requirements of the Indenture dated as of June 21, 2005, among the Registrant, MCP-MSC Acquisition, Inc. and U.S. Bank National Association relating to the Senior Secured Floating Rate Notes Due 2011, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2007	MSC – MEDICAL SERVICES COMPANY

/s/ Gary S. Jensen

Gary S. Jensen